Exhibit 99

The Cereghino Group Corporate Investor Relations Becky Pendleton Reid 206.762.0993 www.stockvalues.com NEWS RELEASE
Contacts:	Carol K. Nelson, CEO Lars Johnson, CFO 425.339.5500 www.cascadebank.com

CASCADE FINANCIAL TO ACQUIRE ISSAQUAH BANCSHARES

EVERETT, WA — February 11, 2004 — Cascade Financial Corporation (Nasdaq: CASB)(“Cascade”), parent company of Cascade Bank, today announced it is increasing its presence in the fast-growing Issaquah market. Cascade has signed a definitive agreement to acquire closely held Issaquah Bancshares Inc., (“Issaquah”), a $128 million asset institution and parent of Issaquah Bank, in a stock and cash transaction valued at approximately $32 million. The transaction will increase Cascade’s assets to over $1 billion, from $885 million as of December 31, 2003, and increase its number of banking offices to 17.

The acquisition has been approved by the Boards of Directors of each company and is expected to be accretive to Cascade’s earnings in the first year following the closing of the transaction. Issaquah Bancshares operates banking offices in Issaquah and North Bend, Washington. Upon completion of the merger, Issaquah Bank will operate as a division of Cascade under the continuing leadership of Robert Ittes, Issaquah’s founder and Chief Executive Officer.

“We are very excited about the combination of our two companies as it enhances our commercial banking franchise and establishes us as the #1 independent bank in the attractive and growing Issaquah market. We expect the transition to be seamless and that Issaquah customers will continue to receive the same level of exceptional service that they have received from Issaquah Bank with the added benefit of new products and services from our broader product line and higher lending limits. We are delighted to welcome Issaquah Bank to the Cascade family,” said Carol K. Nelson, President and CEO of Cascade Financial. “Issaquah Bank brings a healthy share of a robust market, a solid commercial loan portfolio, a strong deposit base and attractive margins to our business mix.”

Upon completion of the merger, shareholders of Issaquah Bancshares will receive cash, shares of Cascade Financial common stock, or a combination of cash and stock in exchange for each share of Issaquah Bancshares common stock. Under the terms of the Agreement, Cascade will issue 1,188,268 shares of common stock and $9,192,105 in cash in the merger. The value of the consideration paid Issaquah shareholders will vary based on the average closing price of Cascade shares over the 20-day trading period ending three days prior to the closing date. The floor for the consideration is $64.50 based on an average CASB closing price of $14.44 and the ceiling is $85.50 based on the average CASB closing price of $21.66 per share. Issaquah shareholders will have the opportunity to choose cash, shares of Cascade common stock or a combination of cash and stock in exchange for each share of Issaquah common stock. To the extent that Cascade shares are received, the exchange is expected to be a tax-free transaction to the shareholder. “This merger of two community-oriented institutions represents a natural extension of our franchise and will give our combined company a stronger presence as a business and retail commercial bank in the growing Cascade foothills market along Interstate 90,” Nelson added. During the 1990s Issaquah’s population increased 44% and increased another 23% between 2000 and 2002 according to the Economic Development Council of Seattle and King County.

“Issaquah is home to a strong and growing community with convenient freeway access to Seattle and Bellevue. Microsoft has announced plans for a 2.95 million square-foot campus with 15 buildings,

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CASB Announces Acquisition
February 11 2004

potentially accommodating 15,000 employees. In addition, Costco’s world headquarters and a stable retail base provide further support for the local economy’s above-average growth,” Nelson added.

“We believe that this transaction is an excellent opportunity for all of our stakeholders, including shareholders, customers, employees, and our entire community. We have built a great team at Issaquah and look forward to joining with the Cascade team in taking our performance to an even higher level,” said Robert Ittes, President and CEO of Issaquah. “We view Cascade as one of the premier banking organizations in this region. Our commitment to preserving our community bank atmosphere and high quality service will be enhanced by this merger. And, our customers will benefit from having access to a greater selection of services.”

At December 31, 2003, Issaquah had $127.6 million in assets, $87.9 million in its loan portfolio, and had only $413,000 of nonperforming loans. Issaquah has a loan loss reserve of $1.38 million, which is equal to 1.57% of gross loans.

The merger is subject to the approval of the shareholders of Issaquah, the receipt of necessary regulatory approvals, and other customary closing conditions. The merger is expected to be completed in the second calendar quarter of 2004.

A conference call to review the details of the transaction will be held on Thursday, February 12, 2004, at 8:00 a.m. PT. To listen to the call and to view the slide presentation that accompanies it, please visit www.cascadebank.com. Financial professionals are invited to participate in the call by dialing 303-262-2130. The call will also be available on replay at the bank’s website or by dialing 303-590-3000 call number 570387#.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Snohomish County, Washington. Cascade Bank operates 15 full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens and Bellevue. Cascades’ newest branch is scheduled to open in Snohomish in May 2004. In June 2003, Washington CEO magazine ranked Cascade Bank the number one medium sized “Best Companies to Work For” in Washington State.

About Issaquah Bank

Issaquah Bank is a community business bank dedicated to providing total relationship banking to small and medium sized businesses and their owners. The bank serves the Sammamish and Greater Snoqualmie Valleys. Much like the companies we serve, Issaquah Bank was founded and is managed by local entrepreneurs who understand the importance of a strong partnership between a business and its bank.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements about the financial condition of Issaquah Bank, ability to integrate following the merger, and earnings outlook of the integrated Company. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, regulatory and Issaquah Bancshares shareholder approval for the proposed transaction, the impact of the current national and regional economy on small business loan demand in the Puget Sound area, loan delinquency rates of Issaquah Bank and the Company, the bank’s ability to retain the Issaquah Bank customer base, interest rate movements and the impact on margins such movement may cause, changes in the demographic make-up of the Company’s market, fluctuation in demand for the Company’s products and services, the Company’s ability to attract and retain qualified people, competition with other banks and financial institutions, and other factors. For a discussion of factors that could cause actual results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as “expected to be,” “anticipates,” “believes,” other similar expressions or future or conditional verbs such as “will,” “may,” and “should,” are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA’s safe harbor provisions.

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Note: Transmitted on Business Wire on February 11, 2004 at 1:xx p.m.